Exhibit 10.79
Amendment To
And
Consent Regarding
Loan and Security Agreement
     THIS AMENDMENT TO AND CONSENT REGARDING LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered as of December 19, 2008 by and between Silicon Valley Bank (“Bank”) and ATS Medical, Inc., a Minnesota corporation (the “Borrower”) whose address is 3905 Annapolis Lane, Suite 105, Minneapolis, Minnesota 55447.
Recitals
     A. Bank and Borrower have entered into that certain Loan and Security Agreement dated as of July 28, 2004 (as amended, modified, supplemented or restated from time to time, the “Loan Agreement”).
     B. Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.
     C. Borrower has requested that Bank amend the Loan Agreement and provide certain consents as set forth herein.
     D. Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.
Agreement
     Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
     1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
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     2. Consents.
          2.1 Consent to Acquisition. Borrower has requested that Bank consent to Borrower purchasing certain assets (the “Novarre Assets”) from Novarre Surgical (“Seller”) for a cash price not exceeding $2,150,000. In connection with the Borrower’s request for Bank’s consent, the Borrower represents, warrants and agrees as follows: no Default or Event of Default shall occur as a result of the Borrower’s purchase of the Novarre Assets and the Novarre Assets shall be purchased free and clear of all Liens. Notwithstanding anything to the contrary contained in the Loan Documents, Bank hereby consents to Borrower’s purchase of the Novarre Assets (the “Novarre Purchase”), for the price described above, on or before January 31, 2008, conditioned upon the following (which conditions Borrower agrees to satisfy): (a) no Default or Event of Default has occurred and is continuing at the time of, or would occur as a result of, Borrower’s purchase of the Novarre Assets, (b) the Novarre Assets shall be purchased free and clear of all Liens, and (c) on or after the date hereof and prior to Borrower’s purchase of the Novarre Assets, Borrower shall have satisfied the Additional Conditions (as defined below). This consent does not constitute a consent to any other transaction or event, whether or not similar or related to the Novarre Purchase, including, without limitation, any other transaction or event that may be described in any asset purchase documentation related to the Novarre Purchase. In addition, for purposes of clarity and not for purposes of broadening by implication what Bank is consenting to, Borrower acknowledges that Bank is not consenting to any breach of any financial covenant contained in the Loan Documents that may result from the Novarre Purchase.
          2.2 Consent to Settlement and Security Interest. Borrower has requested that Bank consent to Borrower (i) paying a total amount of $7,500,000 to CarboMedics, Inc., in an installment of $3,000,000 by December 29, 2008 and an installment of $4,500,000 by April 30, 2009, in settlement of the breach of contract action by CarboMedics, Inc. against ATS Medical in the United States District Court for the District of Minnesota captioned CarboMedics, Inc. v. ATS Medical, Inc., 06-6401 (PJS/JJG), and (ii) providing CarboMedics, Inc. with a security interest in certain of Borrower’s Inventory to secure Borrowers obligation to pay CarboMedics, Inc. such $7,500,000 (the “Settlement Amount”). Notwithstanding anything to the contrary contained in the Loan Documents, Bank hereby consents to Borrower paying the Settlement Amount to CarboMedics, Inc. pursuant to the above-described schedule and to Borrower providing CarboMedics, Inc. with a security interest in components, valves, raw materials, work in process, or materials used for or consumed to produce valves, and all finished goods inventory, which includes components or valves (whether contained in sealed packages and whether such packages contain other goods) (the “Specified Inventory”), to secure the Settlement Amount, such consents to the foregoing (the “Settlement-Related Transactions”) being conditioned upon the following (which conditions Borrower agrees to satisfy): (a) no Default or Event of Default has occurred and is continuing at the time of, or would occur as a result of, the Settlement-Related Transactions, (b) the security interest granted to CarboMedics, Inc. shall be limited to the Specified Inventory, and such limitation must be reflected in the documentation pursuant to which Borrower grants a security interest to CarboMedics, Inc. and in any UCC financing statement filed with respect thereto, (c) the Settlement Amount must be fully paid and satisfied, the security interest granted to CarboMedics, Inc. must be released and any UCC financing statement filed in connection therewith terminated, and Borrower must provide Bank with evidence of the foregoing reasonably satisfactory to Bank, by April 30, 2009, and (d) on or after the date hereof and prior to consummation of any of the Settlement Transactions, Borrower shall have satisfied the Additional Conditions (as defined below). This consent does not constitute a consent to any other transaction or event, whether or not similar or related to the Settlement-Related Transactions, including, without limitation, any other transaction or event that may be described in any documentation related to the Settlement-Related Transactions. In addition, for purposes of clarity and not for purposes of broadening by implication what Bank is consenting to, Borrower acknowledges that Bank is not consenting to any breach of any financial covenant contained in the Loan Documents that may result from the Settlement-Related Transactions.
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          2.3 Additional Conditions to Consents. As additional conditions (the “Additional Conditions”) precedent to the consents provided in Sections 2.1 and 2.2 above, Borrower shall have (a) received net proceeds of at least $18,000,000 from the issuance of stock to Essex Woodlands Health Ventures Fund VIII, L.P., and (b) in accounts maintained with Bank unrestricted and unencumbered (except in favor of Bank) cash and Cash Equivalents in an aggregate amount of at least $4,500,000. For purposes of this Amendment, “Cash Equivalents” means (a) marketable direct obligations issued or unconditionally guaranteed by the United States or any agency or any State thereof having maturities of not more than one (1) year from the date of acquisition; (b) commercial paper maturing no more than one (1) year after its creation and having the highest rating from either Standard & Poor’s Ratings Group or Moody’s Investors Service, Inc.; (c) Bank’s certificates of deposit issued maturing no more than one (1) year after issue; and (d) money market funds at least ninety-five percent (95%) of the assets of which constitute Cash Equivalents of the kinds described in clauses (a) through (c) of this definition.
     3. Amendments to Loan Agreement.
          3.1 Amendment to Liquidity Ratio. Section 6.7 of the Loan Agreement reads as follows:
“Borrower will maintain at all times, on a consolidated basis:
(i) Liquidity Ratio.
          Commencing with the month ending June 30, 2008 and each month ending thereafter through December 31, 2008:
     (A) As of the end of each of the first two months of each fiscal quarter, a ratio of (y) the sum of (1) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus (2) 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, (z) divided by Indebtedness of Borrower to Bank for borrowed money, of equal to or greater than 1.10 to 1.00; and
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     (B) As of the end of the third month of each fiscal quarter, a ratio of (y) the sum of (1) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus (2) 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, (z) divided by Indebtedness of Borrower to Bank for borrowed money, of equal to or greater than 1.40 to 1.00.
     Notwithstanding the foregoing, if the amount of Borrower’s Eligible Accounts ever becomes less than 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, then part “2” above (of each of clause (A) and (B)) shall be deemed to read “(2) the lesser of the amount of Borrower’s Eligible Accounts or 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business”, unless the Bank shall consent in writing otherwise.
     Commencing January 1, 2009 and each month ending thereafter:
A ratio of (y) the sum of (1) unrestricted cash (and equivalents) of Borrower on deposit with Bank plus (2) 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, (z) divided by Indebtedness of Borrower to Bank for borrowed money, of equal to or greater than 1.40 to 1.00. Notwithstanding the foregoing, if the amount of Borrower’s Eligible Accounts ever becomes less than 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business, then part “2” above shall be deemed to read “(2) the lesser of the amount of Borrower’s Eligible Accounts or 50% of Borrower’s accounts receivable arising from the sale or lease of goods, or provision of services, in the ordinary course of business”, unless the Bank shall consent in writing otherwise.”
The language “equal to or greater than 1.40 to 1.00” contained in said Section 6.7 (in two places) is hereby amended to read “equal to or greater than 2.00 to 1.00”, provided that, if no Event of Default has occurred and is continuing, upon Borrower’s written request made within 60 days after the security interest granted to CarboMedics, Inc. has been released and any UCC financing statement filed in connection therewith has been terminated and Borrower has provided Bank with evidence of the foregoing reasonably satisfactory to Bank, Bank shall enter into an amendment with Borrower amending such language to again read “equal to or greater than 1.40 to 1.00”.
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          3.2 Deposit Requirement. Until the security interest granted to CarboMedics, Inc. has been released and any UCC financing statement filed in connection therewith has been terminated and Borrower has provided Bank with evidence of the foregoing reasonably satisfactory to Bank, Borrower shall at all times maintain with Bank unrestricted and unencumbered (except in favor of Bank) cash and Cash Equivalents in an aggregate amount of at least $4,500,000 and Borrower shall not make any withdrawal or transfer or take any other action that would result in such amount being reduced to below $4,500,000.
          3.3 Conforming Changes to Compliance Certificate. The Bank may make such changes to the Compliance Certificate that is required pursuant to Section 6.2(c) of the Loan Agreement as from time to time may be necessary to conform the Compliance Certificate to any amendments that have been or may hereinafter be made to the Loan Agreement. For purposes of illustration and not by way of limitation, the required Liquidity Ratio as set forth in the Compliance Certificate shall be changed to “2:00:1.00” to conform with the amendment to the Liquidity Ratio being made pursuant to this Amendment.
          4. Limitation of Amendments.
          4.1 The consents and amendments set forth herein are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.
          4.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.
          5. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:
          5.1 Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;
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          5.2 Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
          5.3 The Third Restated Articles of Incorporation of ATS Medical, Inc. filed with the Minnesota Secretary of State on June 11, 2008, a copy of which was provided to Bank via email on June 18, 2008, remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
          5.4 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
          5.5 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
          5.6 The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and
          5.7 This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
          6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
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     7. Fees and Expenses. In consideration for Bank entering into this Amendment, Borrower shall concurrently pay Bank a fee in the amount of $10,000, which fee is deemed fully earned on the date hereof, and shall be non-refundable and in addition to all interest and other fees payable to Bank under the Loan Documents. Without limitation on the terms of the Loan Documents, Borrower agrees to reimburse Bank for all its costs and expenses (including reasonable attorneys’ fees) incurred in connection with this Amendment. Bank is authorized to charge said fees, costs and expenses to Borrower’s loan account or any of Borrower’s deposit accounts maintained with Bank.
     8. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery of this Amendment by each party hereto, and (b) Bank’s receipt of the Acknowledgment of Amendment and Reaffirmation of Guaranty substantially in the form attached hereto as Schedule 1, duly executed and delivered by each guarantor named therein.
[Signature page follows]
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     In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK		BORROWER

Silicon Valley Bank		ATS Medical, Inc.

By:	/s/ Nick Honigman	By:	/s/ Michael R. Kramer

Name:	Nick Honigman	Name:	Michael R. Kramer
Title:	Relationship Manager	Title:	Chief Financial Officer
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Schedule 1
ACKNOWLEDGMENT OF AMENDMENT
AND REAFFIRMATION OF GUARANTY
     Section 1. Each of the undersigned guarantors hereby acknowledges and confirms that it has reviewed and approved the terms and conditions of the Amendment to and Consent Regarding Loan and Security Agreement of substantially even date herewith (the “Amendment”).
     Section 2. Each guarantor hereby consents to the Amendment and agrees that its guaranty relating to the Obligations of Borrower under the Loan Agreement shall continue in full force and effect, shall be valid and enforceable and shall not be impaired or otherwise affected by the execution of the Amendment or any other document or instrument delivered in connection herewith.
     Section 3. Each guarantor represents and warrants that, after giving effect to the Amendment, all representations and warranties contained in the guaranty are true, accurate and complete as if made the date hereof.
Dated as of December 19, 2008

3F THERAPEUTICS, INC.		ATS ACQUISITION CORP.

By:	/s/ Michael Dale	By:	/s/ Michael Dale

Name:	Michael Dale	Name:	Michael Dale
Title:	Director	Title:	Director
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